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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 15, 2003


                           SIGHT RESOURCE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                    0-21068                  04-3181524
-----------------------------  --------------------------   -------------------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
        of Incorporation)                                    Identification No.)


      6725 Miami Avenue, Cincinnati, Ohio                           45243
---------------------------------------------------------   -------------------
    (Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code (513) 527-9770
                                                           --------------

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



Item 4. Changes in Registrant's Certifying Accountant

On December 15, 2003, KPMG LLP informed the Company that the client auditor relationship between the Company and KPMG would cease upon completion of the audit of the Company's financial statements as of and for the year ended December 28, 2002, and the issuance of their report thereon.

In connection with the audits of the two fiscal years ended December 28, 2002 and December 29, 2001, and the subsequent interim periods through December 15, 2002, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.




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The audit reports of KPMG LLP on the consolidated financial statements of the
Company as of and for the years ended December 29, 2001 and December 30, 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

         KPMG LLP's report on the consolidated financial statements of the Company as of and for the years ended December 29, 2001 and December 30, 2000, contained a separate paragraph stating "the Company's recurring losses and its ability to pay its outstanding debt raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to this matter is also described in Note 3 [of the 2001 financial statements]. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

The Company's 2002 year end financial statements have not been completed. In the course of the Company's work on those statements, and in the course of work by KPMG in their audit of those statements, it was determined that:

         - The statements could not be completed, and an audit of the statements could not be completed, until certain entries and accounts upon which the statements are based ("accounting entries") are substantiated, reconciled or corrected, as applicable, and until completion of the investigation into matters discussed below.

         - The Company's internal controls over financial reporting appear to be inadequate and should be strengthened. In connection with KPMG's uncompleted audit of the Company's 2002 consolidated financial statements, KPMG informed the Company that certain material weaknesses exist in the Company's internal controls over financial reporting, including lack of timely performance and supervisory review of account reconciliations; lack of adequate documentation for various journal entries; and lack of sufficient management knowledge of the accounting systems.

In March 2003, based on the material weaknesses reported above and concerns raised by an employee of the Company, KPMG told management and the audit committee of the Board of Directors that there was a question whether KPMG could rely on representations of the Chief Financial Officer serving at that time (but who is no longer serving as Chief Financial Officer). Subsequently, the Company began looking for a new Chief Financial Officer and a new Chief Financial Officer was hired in September 2003. In October 2003, KPMG informed the Company that it had made a determination that it could no longer rely on the representations of this former Chief Financial Officer.

In March 2003, KPMG recommended that the Company conduct an investigation to determine whether the above-referenced accounting entries were accurate or inaccurate and, if inaccurate, the cause of the inaccuracy (that is, whether the inaccuracy was caused by system error or deficiency, error in judgment, negligence, intentional action or other cause). Legal counsel for the Company retained another accounting firm, Clark, Schaefer, Hackett & Co. ("CSH") to conduct this investigation.

Also, because of the discovery of errors and deficiencies in connection with the preparation of the Company's 2002 year-end financial statements, the Company initiated a review of its 2002 quarterly financial statements.




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CSH presented the results of its investigation to the audit committee of the
Board of Directors in September 2003. The reports presented by CSH stated that CSH had found no direct evidence of fraudulent entries, defalcations, or deliberate, intentional misstatements. The reports also stated there were significant problems with the Company's accounting system, the controls around the accounting system and management's understanding of the reports which could be generated by the system. The reports also presented CSH's recommendations regarding adjustments to the quarterly financial statements.

As a result, as previously announced, the Company's previously reported financial results for the first three quarters of fiscal 2002 will be restated. This restatement is a result of the review and correction of certain entries and completion of related account reconciliations. A portion of the restatement includes the correction of the Company's revenue recognition policy, the effect of which is to reduce revenue related to sales recorded for merchandise that has not yet been delivered to customers.

The Company has not yet reported results of operations for the fourth quarter of fiscal 2002 or for the full fiscal year ended December 28, 2002. The Company currently estimates that it will report for fiscal 2002 a net loss attributable to common shareholders in the range of $6.7 million to $7.5 million inclusive of asset impairment charges estimated in the range of $2.7 million to $3.3 million. The estimated range of the fiscal 2002 net loss is the same as previously reported by the Company in May 2003 and repeated earlier in December 2003.

KPMG reviewed the reports of CSH and the work papers supporting their investigations. In November 2003, KPMG informed the audit committee of the Company that they suggested that further additional procedures for the investigation be considered. They also suggested that the audit committee engage counsel to assist in the further investigation. In December 2003, the Board of Directors of the Company authorized its legal counsel to proceed to determine what further investigation was needed and to conduct and/or supervise such further investigation.

The Company has not yet made a determination whether consolidated financial statements for 2001 need restatement. This issue is still under consideration.

The Company has requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission whether they agree with the above statements. Such letter will be filed as an amendment to this 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               SIGHT RESOURCE CORPORATION


Date: December 22, 2003                            By: /s/ Dale W. Fuller
                                               --------------------------------
                                                       Dale W. Fuller
                                                  Chief Financial Officer